UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 31, 2005
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29598	36-3252484
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number
501 W. NORTH AVENUE
MELROSE PARK, ILLINOIS 60160
(Address of principal executive offices)
(708) 865-1053
(Registrant’s Telephone Number,
Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On October 31, 2005, Midwest Banc Holdings, Inc. (the “Company”) entered into a Fourth Amendment to Stock Purchase Agreement (the “Amendment”) with Western Illinois Bancshares, Inc. (“WIB”) thereby amending the Stock Purchase Agreement by and between the Company and WIB (the “Purchase Agreement”) dated as of May 31, 2005. Pursuant to the Purchase Agreement, WIB acquired (the “Purchase Transaction”) Midwest Bank of Western Illinois, Monmouth, Illinois (the “Bank”), formerly a bank subsidiary of the Company.
     Pursuant to the Amendment, WIB and the Company agreed to extend the time period allowed to the Purchaser under Section 2.04(b), “Determination of Final Adjusted Tier One Capital: Disputes.” The Purchaser asked for additional time to consider the previously Seller furnished calculation of Tier One Capital.
     The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:
2.1	Fourth Amendment to Stock Purchase Agreement, dated as of October 31, 2005, by and between Midwest Banc Holdings, Inc. and Western Illinois Bancshares, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
Date: November 3, 2005	By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Senior Vice President and Chief Financial Officer